                                 Tri Commercial

STANDARD OFFICE LEASE - FULL SERVICE

THIS LEASE is made and entered into this 26th day of July, 2000, by and between Eureka Corporate Plaza., Ltd., L.P (hereinafter "Lessor") and Feather River State Bank, a California corporation (hereinafter "Lessee").

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Lessee, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.    PREMISES

      1.1 Description. Lessor hereby leases to Lessee and Lessee hereby rents from Lessor those certain Premises (hereinafter "Premises") crosshatched on Exhibit A containing approximately 3,816 rentable square feet on the first floor of that certain office building (hereinafter "Building") located in the City of Roseville, County of Placer, California, commonly known as, 1552 Eureka Rd., and more particularly described as Suite 101. The above square footage contains a twelve percent (12%) load factor. 1.2 Work of Improvement. The obligations of' Lessor and Lessee to perform the work and supply the necessary materials and labor to prepare the Premises for occupancy are set forth in detail in Exhibit "D". Lessor and Lessee shall expend all funds and do all acts required of them in Exhibit "D" and shall have the work performed promptly and diligently in a first class workmanlike manner. Upon mutual approval of a space plan for the Premises, said space plan shall be attached hereto as Exhibit "B".

2.    TERM

      2.1 Term. The term of this Lease shall be for sixty two (62) months commencing October 1, 2000 and ending on November 30, 2005 unless sooner terminated pursuant to this Lease.

      2.2 Delay in Commencement. Lessee agrees that in the event of the inability of Lessor for any reason to deliver possession of the Premises to Lessee on the commencement date set forth in Section 2.1, Lessor shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Lessee hereunder, but in such case Lessee shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Lessee. In the event of a delay in commencement, the lease expiration shall be adjusted to reflect a five (5) year term from the date possession of the lease space is tendered to Lessee. In the event Lessor shall not have delivered possession of the Premises within three (3) months from the scheduled commencement date, then Lessee may terminate this Lease and upon Lessor's return of any monies previously deposited by Lessee, the parties shall have no further rights or liabilities toward each other.

      2.3 Acknowledgement of Commencement Date. In the event the commencement date of the term of the Lease is other than as provided in Section 2.1, then Lessor shall provide Lessee with written notice establishing the date of Tender of Possession as defined below. Tender of Possession, or actual taking of possession by Lessee, whichever first occurs, shall be conclusive as the establishment of the Commencement Date for Section 2.1.

      "Tender of Possession"-defined. See Exhibit "D".

      2.4 Early Possession. In the event that Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the termination date hereinabove provided.

3. BASE RENT. Lessee shall pay to Lessor as base rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of (See Addendum Paragraph 20) (subject to additional rental as provided in paragraph 5). If the commencement date is not the first day of a month, or if the Lease termination date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates. Concurrently with Lessee's execution of this Lease, Lessee shall pay to Lessor the sum of' Six Thousand Two Hundred Ninety Six and 40/100ths Dollars ($6,296.40) as rent for the third month of the Lease term. Lessee acknowledges that the above Base Rent amount is based on the square footage of the lease space and is therefore subject to adjustment based on a final, mutually approved space plan.

4. SECURITY DEPOSIT. Concurrently with Lessee's execution of this Lease, Lessee shall deposit with Lessor the sum of Six Thousand Two Hundred Ninety Six and 40/100ths Dollars ($6,296.40). Said sum shall be held by Lessor as a Security Deposit for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent and any of the monetary sums due herewith, Lessor may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of said Deposit is so used or applied, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount; Lessee's failure to do so shall be material breach of this Lease. Lessor shall not be required to keep this Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof' shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at the expiration of the Lease term and after Lessee has vacated the Premises. In the event of termination of Lessor's interest in this lease, Lessor shall transfer said Deposit to Lessor's successor in interest whereupon Lessee agrees to release Lessor from liability for the return of' such Deposit or the accounting therefor. Lessee agrees that the amount of the Security Deposit is based on the square footage of the lease space and is therefore subject to adjustment based on a final, mutually approved space plan.

5.    TAX AND BUILDING OPERATING COST INCREASES

      5.1 Definitions. For purposes of this Section, the following terms are herein defined:

            (a) Base Year: 2000.

            (b) Project: Eureka Corporate Plaza, Phase 1, Phase II and Phase III, consisting of approximately 90,350 gross square feet of building area along with landscaping and parking areas ("Common Area"). Said square footage is subject to change as additional phases of the project are completed.

            (c) Building Operating Costs: All reasonable costs and expenses of ownership, operation maintenance, of the Building (excluding depreciation on the Building, all amounts paid on loans of Lessor and expenses capitalized for federal income tax purposes) including by way of illustration but not limited to; real and personal property taxes and assessments, and any tax in addition to or in lieu thereof, other than taxes covered by Section 5.4, whether assessed against Lessor or Lessee or collected by Lessor or both; repairs, replacements and general maintenance of and for the Building and public common areas and facilities of and comprising the Building, the roof and roof membrane, windows, elevators, restrooms, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinklers systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, Building telephone equipment, and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building, (but excluding persons performing services not uniformly available or performed for substantially all Building Tenants), and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building.

            In addition, the Building Operating Costs shall include the Building's proportionate share of the Owner's Association dues connected with day-to-day operating, maintenance and repair of the common area of the Project, its equipment the adjacent walks, malls and landscaped areas, including by way of illustration but not limited to scavenger, gardening, security, striping, sealing, asphalt repair or replacement, and the cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the above duties. The Building's proportionate share of the Owner's Association dues shall be computed on the basis of the ratio between the Gross Building square footage and the total Project square footage, as may be adjusted from time to time as other phases of the project are completed.

            (d) Gross-Up. If the rentable area of the Building is less than ninety-five percent (95%) occupied during any calendar year of the term as determined by Lessor, Lessor shall make an appropriate adjustment to the variable components of Building Operating Costs (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) for such year so that Tenant pays an equitable portion of the increases in all variable items of Building Operating Costs, as reasonably determined by Lessor; provided, however, that in no event shall Lessor be entitled to collect in excess of one hundred percent (100%) of the total Building Operating Cost increases from all of the tenants in the Building.

            (e) Net Rentable Area: The net rentable area is computed by measuring to the window glass of outer building walls, to the middle of' the Premises side of' public corridors and/or other permanent partitions and to the center of partitions which separate the adjoining rentable areas with no deduction for columns and projections necessary to the Building structure. On multi-tenant floors, common corridors and toilets, air conditioning rooms, fan rooms, janitorial closets, electrical and telephone closets and any other areas within and exclusively serving that floor are considered common area and for purposes of this Section shall be allocated prorata to the Tenants on the floor.

      5.2 Lessee's Share. In the event the Building Operating Costs incurred by Lessor during any calendar year following the Base Year shall exceed Building Operating Costs incurred by Lessor during the Base Year, Lessee shall pay to Lessor an amount equal to twenty-five and 61/100ths percent (25.61%) of such increase, which share is computed on the basis of the ratio between Net Rentable Area in the Premises and Net Rentable Area in the Building. Lessee acknowledges that Lessee's proportionate share is based on the square footage of the lease space and is therefore subject to adjustment based on a final, mutually approved space plan.

      5.3 Payment. Within ninety (90) days after the end of each calendar year following the Base Year, Lessor shall furnish Lessee a written statement showing in reasonable detail Lessor's Building Operating Costs for the preceding calendar year and the Base Year, and showing the amount, it' any, of any increase or decrease in the sums due from Lessee taking into account prior increases paid by Lessee (if any). However, the failure of Lessor to supply such statement within said ninety (90) day period shall not constitute a waiver of Lessor's right to collect for any current or past due Building Operating Cost overages during the term of this Lease. Lessor and Lessee intend that the obligations of the preceding sentence shall survive the expiration or earlier termination of this Lease. Concurrent with the monthly rent payment next due following Lessee's receipt of such statement, Lessee shall pay to Lessor (in the case of an increase), or Lessor shall credit against the next rent due from Lessee (in the case of a decrease), all amount equal to the sum of (1) the difference between Building Operating Costs for the preceding calendar year and the Base Year less increases paid by Lessee (if any); and (2) one-twelfth (1/12th) of said increases for the current calendar year multiplied by the number of rent payments (including the current one) then elapsed in such calendar year. Thereafter the one twelfth (1/12th) shall be paid monthly with the rent until the adjustment the following year pursuant hereto. In no event shall the adjustment entitled Lessee to receive the benefit of a reduction in Building Operating Costs below the level of the initial Base Year during the term hereof.

      5.4 New Taxes. In addition to rent and other charges to be paid by Lessee hereunder, Lessee shall reimburse to Lessor, within thirty (30) days of receipt of a demand therefor, any and all taxes payable by Lessor (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto; (a) upon, allocable to, or measured by the area of the Premises or on the rent payable hereunder, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, City or Federal Government with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Premises or any portion thereof; or (c) upon or measured by the value of Lessee's personal property, equipment or fixtures located in the Premises; or (d) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises. Lessee agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Lessee's equipment, furniture, fixtures and other personal property located in the Premises. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed shall be conclusive. Lessee shall comply with the provisions of any law, ordinance or rule of the taxing authorities which require Lessee to file a report of Lessee's property located in the Premises.

6.    USE

      6.1 Use. The Premises shall be used and occupied by Lessee for bank retail and loan office purpose and for no other purpose without the prior written consent of Lessor,

      6.2 Suitability. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Lessee's business, nor has Lessor agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease.

      6.3 Uses Prohibited.

            (a) Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents (unless Lessee shall pay any increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Lessee sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

            (b) Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

            (c) Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the premises, or not related or afforded by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee his violated any law, statute, or ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between Lessor and Lessee.

7.    SERVICE AND UTILITIES

      7.1 Lessor's Obligations. Lessor agrees to furnish to the Premises twenty four (24) hours a day (Monday through Friday) and 9:00 a.m. to 1:00 p.m. (Saturday), and subject to the Rules and Regulations of the Building (which are attached hereto as Exhibit "C") water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Lessor's judgment for the comfortable use and occupancy of the Premises, scavenger, janitorial and window washing service and elevator service, and security customary in similar buildings in the competing geographical areas. Lessor shall also maintain and keep lighted the common stairs, entries and toilet rooms in the Building. Any extra HVAC beyond these hours to be at Lessee's cost.

      7.2 Lessee's Obligation. Lessee shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Lessor, which may be furnished to or used in, on or about the Premises during the term of this Lease.

      7.3 Lessee's Additional Requirements.

            (a) Lessee will not, without the written consent of Lessor, use any apparatus or device in the Premises, including but without limitation thereto, electronic data processing machines, punch card machines and machines using current in excess of I 10 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

            (b) If Lessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Lessee shall first procure the consent of Lessor for the use thereof, which consent Lessor may refuse and Lessor may cause a water meter or electric current meter to be installed in the Premises, so as to measure he amount of water and electric current consumed for any such other use. The cost of such meters and of installation, maintenance and repair thereof shall be paid for by Lessee and Lessee agrees to pay Lessor promptly upon demand by Lessor for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

            (c) Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation, and maintenance thereof, shall be paid by Lessee to Lessor.

            7.4 Non-Liability. Lessor shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of rent by reason or Lessor's failure to furnish any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances, except for instances of Lessor's negligence, for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

8.    MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS

      8.1 Maintenance and Repairs.

            (a) Lessor's Obligations. Lessor shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Lessee or any other tenant in the Building.

            (b) Lessee's Obligations.

                  (i) Lessee at Lessee's sole cost and expense, except for services furnished by Lessor pursuant to Section 7 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, exterior windows at or below street level, all plumbing pipes, electrical wiring, switches, fixtures and special items in excess of building standard furnishings, and equipment installed by or at the expense of Lessee.

                  (ii) Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted, and shall promptly remove or cause to be removed at Lessee's expense from the Premises and the Building any signs, notices and displays placed by Lessee.

                  (iii) Lessee agrees to repair any damage to the Premises or the Building caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partition or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Lessor to Lessor's reasonable satisfaction, all at Lessee's sole cost and expense. Lessee shall indemnify the Lessor against any loss or liability resulting from decay by Lessee in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay.

                  (iv) In the event Lessee fails to maintain the Premises in good order, condition and repair, Lessor shall give Lessee notice to do such acts as are reasonably required to so maintain the Premises. In the event Lessee fails to promptly commence such work and diligently prosecute it to completion, then Lessor shall have the right to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee promptly after demand with interest at ten percent (10%) per annum from the date of such work. Lessor shall have no liability to Lessee for any damage, inconvenience or interference with the use of the Premises by Lessee as a result of performing any such work.

            (c) Compliance with Law. Lessor and Lessee shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

      8.2 Alterations and Additions.

            (a) Lessee shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Lessor.

            (b) Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in its sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, the times during which is to be accomplished, and the requirement that upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any and all permanent improvements or additions to the Premises installed at Lessee's expense and all movable partitions, counters, personal property, equipment, fixtures and furniture.

            (c) All such alterations, additions or improvements shall at the expiration or earlier termination of the Lease become the property of Lessor and remain upon and surrendered with the Premises, unless specified pursuant to Section 8.2(b) above.

            (d) All articles of personal property and all business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned by Lessee or installed by Lessee at its expense in the Premises shall be and remain the property of Lessee and may be removed by Lessee at any time during the Lease term when Lessee is not in default hereunder.

9. ENTRY BY LESSOR. Lessor reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers or Lessees, to post notices of non-responsibility and "for lease" signs, and to alter, improve or repair the Premises and any portion of the Building without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults and safes, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises and any entry to the Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof. Any entry of Premises by Lessor shall be without liability to Lessee except for any failure to exercise due care for Lessee's property.

10. LIENS. Lessee shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished, or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty
      (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith including attorney's fees and costs shall be payable to Lessor by Lessee on demand with interest at the rate of ten percent (10%) per annum. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or which Lessor shall deem proper, for the protection of Lessor and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Lessee shall give to Lessor at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

11.  INDEMNITY.

     11.1 Indemnity. Lessee shall indemnity and hold Lessor harmless from and defend Lessor against any and all claims of liability for any injury or damage to any person or property whatsoever; (1) occurring in, on or about the Premises or any part thereof; and (2) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, hallways, and parking areas), the use of which Lessee may have in conjunction with other tenants of the Building, when such injury or damage is caused in part or in whole by the act, neglect, fault or omission of any duty with respect to the same by Lessee, its agents, contractors, employees or invitees. Lessee shall further indemnify and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or negligence of Lessee, or any of its agents, contractors, employees and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor, provided, however, that Lessee shall not be liable for damage or injury occasioned by the negligence or intentional acts of Lessor and its designated agents or employees unless covered by insurance Lessee is required to provide. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause and Lessee's hereby waives all claims in respect thereof against Lessor, except in instances where such damage or injury is caused by Lessors negligence. Lessor shall indemnify and hold Lessee harmless of all losses due to Lessor's negligence.

     11.2 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Lessee, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building.

12.  INSURANCE

      12.1 Coverage. Lessee shall, at all times during the term of this Lease, and at its own cost and expense procure and continue in force the following insurance coverage:

            (a) Bodily Injury and Property Damage Liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000.

            (b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements.

     12.2 Insurance Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Lessee hereunder. The aforesaid insurance shall name Lessor as an additional insured. Said insurance shall be with companies having a rating of not less than AA in "Best's Insurance Guide." Lessee shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Lessor by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Lessor may carry. Lessee shall, at least twenty (20) days prior to the expiration of such policies, furnish Lessor with renewals or binders. Lessee agrees that if Lessee does not take out and maintain such insurance, Lessor may (but shall not be required to) procure said insurance on Lessee's behalf and charge Lessee the premiums together with a twenty-five percent (25%) handling charge, payable upon demand. Lessee shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Lessee provided such blanket policies expressly afford coverage to the Premises and to Lessee as required by this Lease. Lessee must provide certificate of insurance prior to initial occupancy of premises or Lessee shall be in default of Lease.

      12.3 Waiver of Subrogation. Lessor and Lessee each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Lessee shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

13.   DAMAGE OR DESTRUCTION

      13.1 Partial Damage - Insured. In the event the Premises or the Building are damaged by any casualty which is covered under fire and extended coverage insurance carried by Lessor, then Lessor shall restore such damage provided insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration and provided such restoration can be completed within sixty (60) days after the commencement of the work in the opinion of a registered architect or engineer appointed by Lessor. In such event this Lease shall continue in full force and effect, except that Lessee shall be entitled to proportionate reduction of rent while such restoration takes place, such proportionate reduction to be based upon the extent to which the restoration efforts interfere with Lessee's business in the Premises.

      13.2 Partial Damage - Uninsured. In the event the Premises or the Building are damaged by a risk not covered by Lessor's insurance or the proceeds of available insurance are less than eighty percent (80%) of the cost of restoration, or if the restoration cannot be completed within sixty (60) days after the commencement of work in the opinion of the registered architect or engineer appointed by Lessor, then Lessor shall have the option either to (1) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately abated as hereinabove provided, or (2) give notice to Lessee at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. In the event of the giving of such notice, this Lease shall expire and all interest of Lessee in the Premises shall terminate on such date so specified in such notice and the rent, reduced by any proportionate reduction based upon the extent, if any, to which said damage interfered with the use and occupancy of Lessee, shall be paid to the date of such termination; Lessor agrees to refund to the Lessee any rent theretofore paid in advance for any period of time subsequent to such date.

      13.3 Total Destruction. In the event the Premises are totally destroyed or the Premises cannot be restored as required herein under applicable laws and regulations, not withstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

      13.4 Damage Near End of the Term. Notwithstanding anything to the contrary contained in Section 13, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any causality covered under this Section 13 occurs during the last twelve (12) months of the terms of this Lease or, any extension thereof.

      13.5 Lessor's Obligations. The Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor covering, office fixtures or any other improvements or property installed in the Premises by Lessee or at the direct or indirect expense of Lessee. Lessee shall be required to restore or replace same in the event of damage. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

14. CONDEMNATION. If all or any part of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain with or without litigation or transferred by agreement in connection with such public or quasi-public use, either party hereto shall have the right at its option exercisable within thirty (30) days of receipt of notice of such taking to terminate this Lease as of the date possession is taken by the condemning authority, provided, however, that before Lessee may terminate this Lease by reason of taking or appropriation as provided hereinabove, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Lessee's use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated, Lessor shall have the right at its option to terminate this Lease. No award for any partial or entire taking shall be apportioned, and Lessee hereby assigns to Lessor any award which may be made in such taking or condemnation, together with any and all rights of Lessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for the taking of personal property and fixtures belonging to Lessee and/or for the interruption of or damage to Lessee's business and/or for Lessee's unamortized cost of leasehold improvements. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in the proportion which the part of the premises so made unusable bears to the rented area of the Premises immediately prior to the taking. No temporary taking of the Premises and/or of Lessee's rights therein or under this Lease shall terminate this Lease or give Lessee any right to any abatement of rent thereunder; any award made to Lessee by reason of any such temporary taking shall belong entirely to Lessee and Lessor shall not be entitled to share therein.

15.   ASSIGNMENT AND SUBLETTING

      15.1 Lessor's Consent Required. Lessee shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, without the prior written consent of Lessor and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

      15.2 Reasonable Consent. If Lessee complies with the following conditions, Lessor shall not unreasonably withhold its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Lessee shall submit in writing to Lessor (a) the name and legal composition of the proposed sublessee or assignee; (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed sublease; (d) such reasonable financial information as Lessor may request concerning the proposed sublessee or assignee.

      15.3 No Release of Lessee. No consent by Lessor to any assignment or subletting by Lessee shall relieve Lessee of any obligation to be performed by Lessee under this Lease, whether occurring before or after such consent, assignment or subletting. The consent by Lessor to any assignment or subletting shall not relieve Lessee from the obligation to obtain Lessor's express written consent to any other assignment or subletting. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer.

      15.4 Attorney's Fees. In the event Lessor shall consent to a sublease or assignment under this Section 15, Lessee shall pay Lessor's reasonable attorney's fees not to exceed $500 incurred in connection with giving such consent.

      15.5 Excess Rent. In the event Lessee sublets the entire Premises or any part thereof, Lessee shall deliver to Lessor any "excess rent" (as such term is herein defined) within thirty (30) days of Lessee's receipt thereof. As used herein, "excess rent" shall mean any sums or economic consideration received by Lessee pursuant to such subletting in excess of the amount of the rent payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet.

16.   SUBORDINATION

      16.1 Subordination. This Lease at Lessor's option shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against Lessor's interest or estate therein, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Such subordination is subject to and any agreement executed evidencing such subordination shall reflect that the Lessee's possession of the premises shall not be diminished or interfered with provided Lessee complies with the terms of this agreement and is not in default in the payment of rent. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of the recording thereof.

      16.2 Subordination Agreements. Lessee covenants and agrees to execute and deliver upon demand without charge therefore, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Lessor. Lessee hereby appoints Lessor as Lessee's attorney-in-fact, irrevocably, to execute and deliver any such agreements, instruments, releases or other documents.

      16.3 Quiet Enjoyment. Lessor covenants and agrees with Lessee that upon Lessee paying rent and other monetary sums due under the Lease, performing its covenants and conditions under the Lease and upon recognizing purchaser as Lessor pursuant hereto, Lessee shall and may peaceably and quietly have, hold and enjoy the premises for the term subject, however, to the terms of the Lease and of any of the aforesaid ground leases, mortgages or deeds of trust described above.

      16.4 Attornment. In the event any proceedings are brought for default under ground or any underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

17.   DEFAULTS; REMEDIES

      17.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee:

            (a) Any failure by Lessee to pay the rent or any other monetary sums required to be paid hereunder;

            (b) The abandonment or vacation of the Premises by Lessee,

            (c) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee;

            (d) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days, the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

      17.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may, at any time thereafter without limiting Lessor in the exercise of any right or remedy at law or in equity which Lessor may have by reasons of such default or breach:

            (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Lessee's right to possession irrespective of whether Lessee shall have abandoned the Premises. In the event Lessor elects not to terminate the Lease, Lessor shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Lessor deems reasonable and necessary without being deemed to have elected to terminate the lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new Lessee taking possession of the Premises. Notwithstanding that Lessor fails to elect to terminate the Lease initially, Lessor at any time during the term of this Lease, may elect to terminate this Lease by virtue of such previous default of Lessee.

            (b) Terminate Lessee's right to possession by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the rent for the balance of the term after the time of award exceeds the amount of such rental loss that is could be reasonably avoided; plus (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such re-entry Lessor shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Lessor in its sole discretion deems reasonable and necessary. As used in (i) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum from the date of default. As used in (ii) and (iii) the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent," as used in this Section 17, shall be deemed to be and to mean the rent to be paid pursuant to Section 3 and all other monetary sums required to be paid by Lessee pursuant to the terms of this Lease.

      17.3 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, it' any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. Failure of Lessee to pay said late fee within five (5) days of its becoming due shall be deemed a breach of this Lease. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

      17.4 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations, provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

18.   MISCELLANEOUS

      18.1 Estoppel Certificate.

            (a) Lessee shall at any time upon not less than five (5) day's prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

            (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance.

            (c) If Lessor desires to finance or refinance the Building, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

      18.2 Transfer of Lessor's Interest. In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises or the Building other than a transfer for security purposes only, Lessor shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest, shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee provided all Lessor's obligations hereunder are assumed in writing by the transferee.

      18.3 Captions; Attachments; Defined Terms.

            (a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

            (b) Exhibits attached hereto, and addendums and schedules initiated by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

            (c) The words "Lessor" and "Lessee," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Lessor or Lessee, the obligations hereunder imposed upon Lessor or Lessee shall be joint and several;

      as to a Lessee which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term "Lessor" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the land underlying the Building. The obligations contained in this Lease to be performed by Lessor shall be binding on Lessor's successor's and assigns only during their respective periods of ownership.

      18.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Lessor and Lessee relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Lessor and Lessee. Lessor and Lessee agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are written in or revoked by this Agreement.

      18.5 Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

      18.6 Costs of Suit.

            (a) If Lessee or Lessor shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Lessor for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

            (b) Should Lessor, without fault on Lessor's part, be made a party to any litigation instituted by Lessee or by any third party against Lessee, or by or against any person holding under or using the Premises by license of Lessee, or for the foreclosure of any lien for labor or material furnished to or for Lessee or any such other person or otherwise arising out of or resulting from any act or transaction of Lessee or of any such other person, Lessee covenants to save and hold Lessor harmless from any judgment rendered against Lessor or the Premises, or any part thereof, and all costs and expenses, including reasonable attorneys' fees, incurred by Lessor in or in connection with such litigation.

            (c) If Lessee or Lessor or their successors as assigns shall bring an action against Broker or make Broker a party to litigation arising out of this Lease, Broker shall be entitled to recover reasonable attorney's fees and court costs from either Lessor or Lessee if Broker is adjudged by a court of competent jurisdiction to be without fault in such matter.

      18.7 Time; Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Lessee. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

      18.8 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to Section 18.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This lease shall be governed by the laws of the State of California.

      18.9 Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing.

      18.10 Surrender of Premises. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

      18.11 Holding Over. If Lessee remains in possession of all or any part of the Premises after the expiration of the term hereof, with or without the express or implied consent of Lessor, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, rent and other monetary still due hereunder shall be payable in the amount of 150% of the then current rent being paid and at the time specified in this Lease and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein.

      18.12 Signs.

            (a) Lessee shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises, or outside the Premises or any part of the Building any signs, notices, drapes, shutters, blinds or displays of any type without the prior written consent of Lessor.

            (b) Lessor reserves the right in Lessor's sole discretion to place and locate on the roof, exterior of the Building, and in any area of the Building not leased to Lessee such signs, notices, displays and similar items as Lessor deems appropriate in the proper operation of the Building.

      18.13 Reasonable Consent. Except as limited elsewhere in this Lease, wherever in this Lease Lessor or Lessee is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Lessor or Lessee be responsible in monetary damages for failure to give consent unless said consent is withheld maliciously or in bad faith.

      18.14 Interest on Past Due Obligations. Except as expressly provided, any amount due to Lessor not paid when due shall bear interest at eighteen percent (18%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

      18.15 Rules and Regulations; Parking. Lessee shall have the right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions as may from time to time be established by Lessor or the Project's Ownership Association. Parking for the Project is available at no cost and is on a nonexclusive, first-come, first served basis. The Project provides parking at the ratio of four spaces per thousand usable square feet of building area. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other Lessees in the use of the parking facilities. The term "overburden" shall mean any parking facility use in excess of the ratio provided above. In the event Lessee consistently overburdens the parking facilities, and is notified of such by Lessor, and Lessee does not comply with measures to alleviate said overburdening, Lessee shall be deemed in default of this Lease and shall be subject to any Lessor remedies provided for in this Lease.

      18.16 Notices. All Notices or demands of any kind required or desired to be given by Lessor or Lessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Lessor or Lessee respectively at the addresses set forth after their signatures at the end of this Lease.

      18.17 Corporate Authority. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

      18.18 Recordation. Neither Lessor nor Lessee shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

      18.19 Inability to Perform. This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

      18.20 Americans with Disabilities Act. Any other provision of this Lease notwithstanding, the parties hereby agree that the demised premises may be subject to the terms and conditions of the Americans with Disabilities Act of 1990 (hereinafter the "ADA"). The parties further agree and acknowledge that it shall be the sole responsibility of the Lessee to comply with any and all provisions of the ADA, as such compliance may be required to operate the demised premises. The Lessee further agrees to indemnify and hold the Lessor harmless against any claims which may arise out of Lessee's failure to comply with the ADA. Such indemnification shall include, but not necessarily be limited to reasonable attorney's fees, court costs and judgments as a result of said claims.

19. Additional Paragraphs 20 through 24 are attached hereto and made a part of the Lease.

In Witness Whereof, Lessor and Lessee have executed this Lease the date and year first above written.

LESSOR:                                         LESSEE:
Eureka Corporate Plaza Ltd., P.P.               Feather River State
1613 Eureka Road, Suite 100                     1227 Bridge Street, Suite C
Roseville, CA 95661                             Yuba City, CA 95992
By: Rodney A. Mitchell, General Partner         By: Larry Hartwig
Dated: 7/31/00                                  Dated: 7/28/00

                ADDENDUM TO THAT CERTAIN LEASE DATED JULY 26,2000
                                 BY AND BETWEEN

                   EUREKA CORPORATE PLAZA, LTD., LP., "LESSOR"
                                       AND
          FEATHER RIVER STATE BANK, A CALIFORNIA CORPORATION, "LESSEE"

20.   RENT SCHEDULE.

           Months:   Rate/SF:   Base Monthly Rent on a Fully Serviced Basis:
           01-02     $0.00      $0.00
           03-14     $1.65      Six Thousand Two Hundred Ninety Six and 40/100ths Dollars ($6,296 40)
           15-26     $1.65      Six Thousand Two Hundred Ninety Six and 40/100ths Dollars ($6,296.40).
           27-38     $1.75      Six Thousand Six Hundred Seventy Eight and no/ 100ths  Dollars ($6,678.00).
           39-50     $1.75      Six Thousand Six Hundred Seventy Eight and no/ 100ths Dollars ($6,678.00).
           51-62     $1.85      Seven Thousand Fifty Nine and 60/100ths Dollars ($7,059.60).

      Lessee acknowledges that the above Base Rent amount is based on the square footage of the lease space and is therefore subject to adjustment based on a final, mutually approved space plan.

21. OPTION TO RENEW: Lessor hereby grants to Lessee the option to renew this Lease for an additional term of five (5) years upon the same terms and conditions as herein contained, except as modified by this paragraph provided that Lessee not be in material default under this lease at the time the option is exercised. This option must be exercised by written notice to Lessor no later than ninety (90) days prior to the expiration of the existing lease. The total rent for the Premises in the event this lease is so extended shall be negotiated by the parties at the then current Fair Market Value, provided however, that the negotiated rent shall in no event be less than the then current rent being paid by Lessee. In the event that the parties hereto are not able to mutually agree upon a rental figure within ten (10) days after Lessee notifies Lessor of its election to extend the terms of this Lease, then Lessor and Lessee shall individually appoint in writing one real estate broker each with at least five (5) years experience in the Commercial Real Estate market. The two brokers so appointed shall select and appoint a third similarly qualified broker. The brokers shall, within (15) days of appointment, submit their opinions of Fair Market Value. Fair Market Value shall be the average of the two appraisal figures, which are the closest together. Each of the parties hereto shall pay for the services of its respective appointee and shall equally split the cost of the third. The fair market value opinions of the brokers shall be conclusive and binding on the parties. The maximum lease rate at the start of the initial renewal period shall be "capped" at $ 1.90 per square foot with $.05 per square foot per month annual increases.

22. SIGNAGE: Landlord shall grant Lessee the right to place two (2) signs on the building. The locations of the signs are to be discussed. The signage shall conform to all City of Roseville signage criteria and shall be subject to Landlord's review and approval. The cost of the signs, installation, maintenance and removal shall be at Tenant's sole cost. The interior directory signage shall be paid for and installed by Landlord. Upon expiration of Lease or vacation of premises, Lessee shall return building back to its original condition that it was prior to the installment of the sign.

      Additionally, Lessee shall have the right to install a monument with Lessee's signage in accordance with the City of Roseville's signage criteria and subject to Landlord's review and approval.

23. KEYS: Lessor shall provide Lessee with one key per lock. Lessee shall be entitled to have additional keys made with Lessor's approval.

24. BROKERAGE FEE: Landlord shall pay a brokerage fee equal to five percent (5%) of the total rental consideration over the initial Lease term to be paid to TRI Commercial (Steve Lefler-Listing and Boyd Cahill-Procuring). The first half of the commission shall be paid upon the execution of the Lease, and the second half upon commencement of rent.

      This Agreement has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate Broker(s) or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction involved herein.

      AGREED TO AND ACCEPTED

Eureka Corporate Plaza Ltd., P.P.             Feather River State
1613 Eureka Road, Suite 100                   1227 Bridge Street, Suite C
Roseville, CA 95661                           Yuba City, CA 95992
By: Rodney A. Mitchell, General Partner       By: Larry Hartwig
Dated: 7/31/00                                Dated: 7/28/00

                                   EXHIBIT "A"
                   (Site Plan - not include in this document)

                                   EXHIBIT "B"
                   (Floor Plan - not include in this document)

                                   EXHIBIT "C"
                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or the Premises without the written consent of Lessor first hand and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside "the Premises"; provided, however, the Lessor is to furnish and install a building standard window drapery at all exterior windows.

2. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Lessee only and Lessor reserves the right to exclude any other names therefrom.

3. The sidewalks, halls, passages, exits, entrances and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public, and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

4. Lessee still not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Lessor.

5. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

6. Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall he permitted except with the prior written consent of the Lessor and as the Lessor may direct.

7. No furniture, freight or equipment of any kind shall he brought into the Building without the consent of Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such sale or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

8. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the building for the purpose of cleaning the same. Lessee shall not cause an unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall in no way be responsible to any Lessee for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Lessee by the janitor or any other employee or any other person.

9. Lessee shall not use, keep or permit to be used or kept any food or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. No Lessee shall make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring Buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No Lessee shall throw anything out of doors or down the passageways.

10. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Lessee shall occupy or permit any portion of his treatises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, or tobacco in any form, or as a barber shop or manicure shop. No Lessee shall advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

11. Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Lessor.

12. Lessor will direct electricians as to where and how telephone and telegraph wires are to he introduced. No boring or cutting for wires will he allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

13. All keys to offices, rooms and toilet rooms shall be obtained from Lessor's Office and Lessee shall not from any other source duplicate, obtain keys or have keys made without Lessor's approval. The Lessee, upon termination of the tenancy, shall deliver to the Lessor the keys of the offices, rooms and toilet rooms which shall have been furnished or shall pay the Lessor the cost of replacing same or changing the lock or locks opened by such lost key if Lessor deems it necessary to make such change.

14. No Lessee shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

15. No furniture, packages, supplies, equipment or merchandise will be received in the Building, except between such hours as shall be designated by Lessor.

16. On Sundays, legal Holidays and on Saturday commencing at 12:00 noon, and on other days between the hours of 7:00 P.M. and 7:00 A.M. the following day, access to the building, or to the halls, corridors, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the building in charge and has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion of Building of any person. The Lessor reserves the right to prevent access to the Building for the safety of the tenants and protection of property in the Building and the Building. Lessor reserves the right to close and keep locked all entrance and exit doors of the Building on Sundays, legal Holidays, and on Saturdays commencing at 12:00 noon, and on other days between the hours of 7:00 P.M. and 7:00 A.M., and during such further hours as Lessor may deem advisable for the adequate protection of said Building and the property of its tenants.

17. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Lessee shall make good all injuries sustained by other tenants or occupants of the Building.

18. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations, of the Building.

19. The requirements of Lessee will be attended to only upon application at the Office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor, and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

20. No vending machine or machines of any description shall be installed, maintained, or operated upon the Premises without the written consent of the Lessor.

21. Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name and the street address of the Building of which the Premises are a part.

22. Lessee agrees that it shall comply with all fire and security regulations that may be issued from time to time by Lessor and Lessee also shall provide Lessor with the name of a designated responsible employee to represent Lessee in all matters pertaining to such fire or security regulations.

23. Lessor reserves the right by written notice to Lessee, to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Lessor's judgement, it is necessary, desirable or proper for the best interest of the Building and its tenants.

24. Lessees shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

25. Without the written consent of Lessor, Lessee shall not use the name of the Building and shall cooperate to prevent same.

26. Lessor shall furnish heating and air conditioning during the hours of 7:00 A.M. to 7:00 P.M. Monday through Friday and 9:00 A.M. to 1:00 P.M. on Saturday, except for Holidays (or to common areas only if Lease is Modified Gross).

27. Lessee shall have the right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions as may from time to time be established by Lessor or the Project's Ownership Association. Parking for the Project is available at no cost and is on a non-exclusive, first-come, first served basis. The Project provides parking at the ratio of four spaces per thousand usable square feet of building area. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other Lessees in the use of the parking facilities. The term "overburden" shall mean any parking facility use in excess of the ratio provided above. In the event Lessee consistently overburdens the parking facilities, and is notified of such by Lessor, and Lessee does not comply with measures to alleviate said overburdening, Lessee shall be deemed in default of this Lease and shall be subject to any Lessor remedies provided for in this Lease.

28. Keys shall not be changed without out the Lessor's knowledge and written approval.

                                    EXHIBIT D
                    AGREEMENT FOR THE COMPLETION OF PREMISES

TENANT IMPROVEMENTS:

In consideration of Lessee's execution of this Lease, Lessor, at Lessor's sole cost and expense, shall provide Lessee with building standard improvements in a turn-key buildout per the office floor plan attached in "Exhibit B".

Lessor and Lessee acknowledge that any change orders to Exhibit "B" shall be at Lessee's sole cost and expense. The improvements shall be in accordance with the following specifications:

                        BUILDING STANDARD SPECIFICATIONS

WALLS: Knock down textured and painted with flat wall paint. Selected from standard colors.

DOORS: Paint grade doors with metal jams (all painted one color), selected from standard colors. Size is 3080.

HARDWARE.         Falcon (B101D) commercial latch sets. All passage except entry is lock set. Brushed aluminum finish.

CEILING:          2 x 2 5/8 grid white regular the.

BLINDS: Standard color PVC vertical blinds. Selected from standard colors.

FLOOR COVERING:   A. Carpet is to be selected from building standard samples.
                     Allowance is based on $1 5.00 per square yard installed, including base.

                  B. Vinyl is to be selected from building standards.

                  C. Base is rubber, standard color, selected from building
                     standards.

LIGHT FIXTURES:   A. 2 x 4 "Lithonia" 2 PMGB340 ESB3-34W.

                  B. Fluorescent down light "Halo" H-274-400 1-F13DTT.

TELEPHONE & DATA: Lessee shall provide its own telephone and data cable and installation and Lessor shall provide the "ring and (pull) string" to each mutually agreed upon location.

SECURITY:         Should Lessee elect to have a security system, the cost to supply and install the system shall be borne by Lessee.

Lessor and Lessee acknowledge that any change orders to the above specifications or to the attached Exhibit "B" shall be at Lessee's sole cost and expense.

Tender of Possession: Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") when (1) the improvements to be provided by Lessor under this Lease are substantially completed, and (2) full access to the Premises has been granted to Lessee and keys have been provided to Lessee's suite and common areas by Lessor, and (3) a punch list of items needing repair or replacement has been created by Lessor and Lessee. Upon Tender of Possession, Lessor and Lessee shall evaluate the Premises and create a punch list of items considered to be defective or not complete. Once items are agreed upon by Lessor and Lessee, no other items will be added to the list. Damages to the Premises after move in shall be the responsibility of Lessee. When all items noted therein are completed, the Premises shall be deemed complete. Items on the punch list DO NOT constitute the abatement of rent and it is agreed that rent shall commence on the date shown therein. With respect to matters not reasonably apparent upon visual inspection, Tenant shall have a period of fifteen (15) days following Tender of Possession to notify Lessor of any defects and Lessor shall correct same.

This Agreement has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate Broker(s) or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction involved herein.

     AGREED TO AND ACCEPTED

Eureka Corporate Plaza Ltd., P.P.            Feather River State
1613 Eureka Road, Suite 100                  1227 Bridge Street, Suite C
Roseville, CA 95661                          Yuba City, CA 95992
By: Rodney A. Mitchell, General Partner      By: Larry Hartwig
Dated: 7/31/00                               Dated: 7/28/00